Exhibit 10.1

AMENDMENT NO. 1 TO

SPONSORED RESEARCH AGREEMENT

This Amendment No. 1 to Sponsored Research Agreement, dated April 29, 2013 (the “First Amendment”), is entered into by and among INTERCEPT PHARMACEUTICALS, INC., a corporation organized and existing under the laws of Delaware, with its registered office at 18 Desbrosses Street, New York, NY 10013, USA (“Sponsor”), Dipartimento di Chimica e Tecnologia del Farmaco of the Università di Perugia, Via del Liceo, 1, Perugia, Italy 06123 (“University”), and Professor Roberto Pellicciari of the Dipartimento di Chimica e Tecnologia del Farmaco at the University, Via del Liceo, 1, Perugia, Italy 06123 (“Principal Investigator”).

RECITALS

WHEREAS, Sponsor, University and Principal Investigator have entered into a Sponsored Research Agreement, dated as of January 1, 2012 (the “Agreement”);

WHEREAS, the term of the Agreement expired on December 31, 2012; and

WHEREAS, the Research Parties (as defined in the Agreement) have continued to conduct the Research Project (as defined in the Agreement) subsequent to the Term and the parties have decided to extend such Term.

NOW, THEREFORE, in consideration of the foregoing premises, INTERCEPT and Consultant hereby agree as follows:

ARTICLE 1:

The term of the Agreement is extended for a one year period starting on January 1, 2013 (hereinafter the “Extended Term”). For the avoidance of doubt, as used throughout the Agreement, the term of the Agreement shall be deemed to include the Extended Term.

As consideration for conducting the Research Project during the Extended Term, Sponsor agrees to fund the activities of Principal Investigator and Project Participants under the Research Project, for which Sponsor shall pay to University a total of €80,000 during the Extended Term, payable as follows: €20,000 on March 31, 2013; €20,000 on June 30, 2013; €20,000 on September 30, 2013 and €20,000 on December 31, 2013.

Such payments shall cover the all services to be rendered to the Sponsor by the University under the Agreement during the Extended Term, including the synthesis and provisioning of Material (as defined in the Agreement) up to the quantities set forth in the material schedule to this First Amendment (the “Material Schedule”). If Sponsor requests the delivery of Material in excess of such amounts set forth in the Material Schedule, the parties agree to negotiate in good faith to set the additional consideration to be paid to University for such excess quantities of Material requested by Sponsor.

All such payments shall be made in Euros, the lawful currency of the European Community within fifteen (15) business days of such payment due date.

ARTICLE 2:

This First Amendment shall be governed by and construed under the laws of the State of Delaware, USA, without giving effect to the conflict of law principles thereof.

Any and all provisions of the Agreement not modified hereinabove shall remain in full force and effect. All capitalized terms in this Amendment not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

In witness whereof, the parties have executed this amendment by their proper officers as of the date first set forth above.

PRINCIPAL INVESTIGATOR		INTERCEPT PHARMACEUTICALS, INC.

By:	/s/ Roberto Pellicciari	By:	/s/ Mark Pruzanski
	Roberto Pellicciari		Mark Pruzanski
President and CEO

UNIVERSITA DI PERUGIA DIPARTIMENTO DI CHIMICA E TECNOLOGIA DEL FARMACO

By:	/s/ Benedetto Natalini
Name:	Prof. Benedetto Natalini
Position:	Director

[Signature Page – University of Perugia Amendment]

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